UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2009

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 4, 2009, the Board of Directors (the “Board”) accepted the resignation of Mr. Mark H. Rauenhorst from the Board and related responsibilities on the Audit and Management Organization and Compensation Committees.

The Company’s Corporate Governance Guidelines require a director to offer his or her written resignation upon any significant change in his or her employment status.  Mr. Rauenhorst recently stepped down as Chairman and CEO of Opus Corporation and became a consultant to Rauenhorst Trusts, which owns the Opus group of companies.  Mr. Rauenhorst’s term on the Board would have expired at the time of the annual meeting of shareholders in April 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date: December 10, 2009	By: /s/Karen Park Gallivan
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary